CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

In connection with the foregoing Registration Statement on Form S-8 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the incorporation by reference herein to our report dated June 14, 1996, except for Note 11 as to which the date is August 6, 1996 which appears in the annual report on Form 10-KSB of Comtec International, Inc. for the year ended June 30, 1995.


                                                  /s/Causey Demgen & Moore Inc.
                                                  Causey Demgen & Moore Inc.

Denver, Colorado
October 1, 1996